UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2019

OCUGEN, INC.

(Exact Name of Issuer as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(Address of Principal Executive Offices) (Zip Code)

(484) 328-4701

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to Vote of Security Holders.

On December 18, 2019, Ocugen, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

(a)  Proposal 1 — Election of Two Directors. Each director nominee was elected to the Board of Directors to serve as a director until the 2022 Annual Meeting of the Stockholders or until his respective successor is elected and qualified, as follows:

Name	For	Withheld	Broker Non-Votes
Uday B. Kompella, Ph.D.	5,527,362	195,947	3,198,319
Manish Potti	5,555,772	167,537	3,198,319

(b)  Proposal 2 — Ratification of Independent Registered Public Accountant. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,625,133	248,158	48,337	0

(c) Proposal 3 — Approval and Adoption of the 2019 Equity Incentive Plan. The adoption of the 2019 Equity Incentive Plan was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,405,755	307,862	9,692	3,198,319

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2019

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

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